                                                                     EXHIBIT 4.3


                                  SCANSOFT, INC.

                    STAND-ALONE STOCK OPTION AGREEMENT NO. 1

I. NOTICE OF GRANT

        You, Paul A. Ricci (the "Optionee"), have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

        Date of Agreement/Grant:                   August 21, 2000

        Exercise Price per Share:                  $1.4375

        Total Number of Shares
           Purchasable Under this Option:          1,500,000

        Total Exercise Price:                      $2,156,250.00

        Expiration Date:                           August 21, 2010

        Vesting Schedule:

        This Option shall vest and become exercisable with respect to the number of Shares of Common Stock, and on the scheduled vesting dates as set forth below, provided that the Optionee continues to be a Service Provider on each such date:

        SCHEDULED VESTING DATES                 NUMBER OF SHARES
        -----------------------                 ----------------
        November 21, 2000                          187,500
        February 21, 2001                          187,500
        May 21, 2001                               187,500
        August 21, 2001                            187,500
        November 21, 2001                          187,500
        February 21, 2002                          187,500
        May 21, 2002                               187,500
        August 21, 2002                            187,500

        Termination Period:


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        This Option may be exercised, to the extent it is then vested, within three (3) months after the Optionee ceases to be a Service Provider in accordance with Section 7 of Part II of this Agreement. Upon the death or Disability of the Optionee, this Option may be exercised, to the extent it is then vested, within twelve (12) months after the Optionee ceases to be a Service Provider in accordance with Sections 8 and 9 of Part II of this Agreement. Notwithstanding the foregoing, in no event shall this Option be exercised later than the Expiration Date set forth above.

II. AGREEMENT

        1. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any committee of the Board that has been designated by the Board to administer this Agreement, in accordance with Section(k) below.

               (b) "Agreement" means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

               (c) "Applicable Laws" means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

               (d) "Board" means the Board of Directors of the Company.

               (e) "Code" means the Internal Revenue Code of 1986, as amended.

               (f) "Common Stock" means the common stock of the Company.

               (g) "Company" means ScanSoft, Inc., a Delaware corporation.

               (h) "Consultant" means a person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

               (i) "Director" means a member of the Board.

               (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

               (k) "Employee" means an employee of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary of the Company, or any successor.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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               (m) "Exercise Price" means the price at which a Share may be purchased by the Optionee pursuant to the exercise of this Option, which is the Fair Market Value per Share on the date of this Agreement.

               (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                    (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                    (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

               (o) "Nonstatutory Stock Option" means a stock option to purchase Shares that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (p) "Notice of Grant" means the written notice set forth in Part I of this Agreement, which evidences certain terms and conditions of this Option grant. The Notice of Grant is part of the Agreement.

               (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (r) "Option" means this Nonstatutory Stock Option.

               (s) "Optioned Stock" means the Common Stock subject to this Option.

               (t) "Optionee" means Paul A. Ricci or his successor.

               (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (v) "Service Provider" means an Employee, Director or Consultant.

               (w) "Share" means a share of Common Stock, as adjusted in accordance with Section 10 of Part II of this Agreement.


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
               (x) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        2. Grant of Option. The Board hereby grants to the Optionee the Option to purchase, on the terms and conditions set forth in this Agreement, all or any part of the total number of Shares set forth in the Notice of Grant, at the Exercise Price set forth in the Notice of Grant. The Shares may be authorized, but unissued or reacquired Shares.

        3. Exercise of Option.

               (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of this Agreement.

               (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to the [Stock Administration Department] of the Company (or its designee). The Exercise Notice shall be accompanied by full payment of the aggregate Exercise Price of the Exercised Shares (and the amount of any income or employment tax the Company is required by law to withhold by reason of such exercise). This Option shall be deemed to be exercised upon receipt by the [Stock Administration Department] of the Company (or its designee) of such properly completed Exercise Notice accompanied by such aggregate Exercise Price (and any withholding tax).

               Notwithstanding the foregoing, no Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

        4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

               (a) cash or check;

               (b) consideration received by the Company under a cashless exercise program implemented by the Company in connection with this Agreement; or

               (c) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

        5. Limited Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, in a manner specified by the Administrator, transfer the Option (or a portion thereof) by bona fide gift and not for any consideration, to a member of the Optionee's immediate family. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

        7. Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider (other than upon his death or Disability), this Option may be exercised for a period of three (3) months after the date of such termination (but in no event later than the Expiration Date of this Option as set forth in the Notice of Grant), but only to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        8. Disability of Optionee. If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the Expiration Date of this Option as set forth in the Notice of Grant), but only to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        9. Death of Optionee. If the Optionee dies while he is a Service Provider, this Option may be exercised for a period of twelve (12) months after the date of death (but in no event later than the Expiration Date of this Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. To the extent that the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise this Option within the time specified herein, the Option shall terminate.

        10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares of the Optioned Stock, as well as the Exercise Price of the Optioned Stock, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that a conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of the Optioned Stock or the Exercise Price of the Optioned Stock.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board, in its discretion, may provide for the Optionee to have the right to exercise his Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed.

               (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        11. Administration of the Agreement. The Administrator shall have the authority, in its discretion, to construe and interpret the terms of this Agreement and the Option granted pursuant thereto, to prescribe, amend and rescind rules and regulations relating to the Agreement, to determine the Fair Market Value of the Common Stock, and to make all other determinations deemed necessary or advisable for administering the Agreement. The Administrator's decisions, determinations and interpretations shall be final and binding on the Optionee and all other persons.

        12. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

        13. Withholding Taxes. The Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary of the Company employing or retaining the Optionee) for the satisfaction of all federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

        14. Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of Massachusetts.

        15. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

        By your signature and the signature of the Company's representative below, you (the "Optionee") and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. The Optionee hereby acknowledges and confirms that the Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. The Optionee further agrees to notify the Company in writing of any change in the residence address indicated below.

OPTIONEE                                   SCANSOFT, INC.

--------------------------------           -------------------------------------
Signature                                  By

--------------------------------           -------------------------------------
Print Name                                 Title

--------------------------------
Residence Address

--------------------------------

                                    EXHIBIT A

                                 SCANSOFT, INC.

                    STAND-ALONE STOCK OPTION AGREEMENT NO. 1

                                 EXERCISE NOTICE

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960

Attention: Stock Administration Department of ScanSoft, Inc.

     1. Exercise of Option. Effective as of today, ________________, 20__, the undersigned (the "Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of ScanSoft, Inc. (the "Company") under and pursuant to the Stand-Alone Stock Option Agreement No. 1, dated August 21, 2000 (the "Option Agreement"). The exercise price for each such Share shall be $1.4375, as set forth in Part I of the Option Agreement.

     2. Delivery of Payment. The Purchaser herewith delivers to the Company the full exercise price of the Shares.

     3. Representations of the Purchaser. The Purchaser hereby acknowledges that he has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10 of Part II of the Option Agreement.

     5. Tax Consultation. The Purchaser hereby acknowledges and confirms that he understands that he may suffer adverse tax consequences as a result of his purchase or disposition of the Shares. The Purchaser hereby represents that he has consulted with any tax consultants he deems advisable in connection with the purchase or disposition of the Shares and that he is not relying on the Company for any tax advice.

     6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Purchaser and his heirs, executors, administrators, successors and assigns.

     7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Purchaser or by the Company forthwith to the Administrator (as defined in the Option Agreement). The resolution of such a dispute by the Administrator shall be final and binding on all parties.

     8. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement (the "Agreement") of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. The internal substantive laws, but not the choice of law rules, of Massachusetts, govern this Agreement.

Submitted by:                           Accepted by:

PURCHASER:                              SCANSOFT, INC.


--------------------------------------  ----------------------------------------
Signature                               By

Paul A. Ricci
--------------------------------------  ----------------------------------------
Print Name                              Its


Address:                                Address:

                                        SCANSOFT, INC.
--------------------------------------  9 Centennial Drive
                                        Peabody, MA 01970
--------------------------------------



                                         Date Received:
                                                       -------------------------